Exhibit 99

CACI Reports Results for Its Fiscal 2020 Third Quarter

Revenue of $1.5 billion, +15.9% year-over-year

Net income of $80.6 million, +18.2% year-over-year

Robust cash flow from operations

Contract awards of $1.4 billion

Reiterates Fiscal 2020 Guidance

ARLINGTON, Va.--(BUSINESS WIRE)--April 29, 2020--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its third fiscal quarter ended March 31, 2020.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “As our nation navigates the COVID-19 pandemic, CACI is focused on taking all necessary actions to ensure the health and safety of our employees, to continue our unwavering commitment to our customers, to continue to operate the company in a fiscally responsible manner, and to support the communities in which we work and live.”

Mr. Mengucci continued, “Our third quarter financial results were strong with robust revenue growth, strong profitability, healthy cash flow, and high levels of contract awards. We are well-positioned in a large addressable market, serving stable government customers with enduring national security priorities under long-term contracts. We remain confident in delivering on our commitments of organic growth, margin expansion, and creating enduring shareholder value.”

COVID-19: Impact and Resiliency

We estimate the impact from COVID-19 in our third quarter was approximately $10 million of revenue, $6 million of operating income, and $4.5 million of net income. This was driven primarily by CACI employees and subcontractors unable to access facilities due to COVID-19 and who could not telework.

Despite challenges from COVID-19, CACI’s business remains operationally and financially resilient. CACI has a healthy balance sheet, holds appropriate debt levels at 2.8 times our trailing twelve-months EBITDA, and generates strong cash flow. In addition, CACI has access to significant liquidity of about $835 million through its credit facility with very manageable covenants.

Third Quarter Results

(in millions except earnings per share and DSO)	Q3, FY20	Q3, FY19	% Change
Revenue	$1,465.6	$1,265.0	15.9%
Operating income	$113.7	$94.9	19.8%
Net income	$80.6	$68.1	18.2%
Diluted earnings per share	$3.16	$2.69	17.6%
Net cash provided by operating activities excluding MARPA[1]	$124.7	$113.3	10.1%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$141.4	$118.0	19.9%
Days sales outstanding (DSO)[3]	57	66
(1)

Third quarter FY19 and third quarter FY20 net cash provided by operating activities exclude CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 9 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 9 of this release.
(3)	The DSO calculations for third quarter FY19 and third quarter FY20 exclude the impact of the Company’s MARPA, which was 9 days and 8 days, respectively.

The year-over-year increase in Q3 FY20 net income was due to higher revenue and operating income, partially offset by higher interest expense and a higher effective tax rate. The increase in cash from operations, excluding MARPA, was driven by higher net income and lower DSO as a result of enhanced billing and collections processes.

Third Quarter Contract Awards

Contract awards in Q3 FY20 totaled $1.4 billion. Approximately 50% of contract award value is for new business to CACI. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A six-year, single-award task order, with a ceiling value of nearly $249 million, to provide mission expertise to U.S. Africa Command (AFRICOM) for operations, planning, and training support.
  A five-year, single-award task order, awarded under the SeaPort-NxG contract vehicle, with a ceiling value of more than $83 million, by the U.S. Navy to provide expanded mission expertise, including engineering, technical, and planning expertise to the Portsmouth Naval Shipyard in Kittery, Maine.
  A prime position on a multiple-award, indefinite delivery/indefinite quantity contract, with a ceiling value of $249 million, by the Naval Sea Systems Command, to provide mission expertise related to analyses and initiatives that improve effectiveness, efficiency, and affordability in ship design, manufacturing, and lifecycle support.
  A five-year, six-month, if all options are exercised, single award, indefinite-delivery/indefinite-quantity contract, with a ceiling value of more than $199 million, to provide the U.S. Navy with mission expertise to support special operations communications systems, satellite communications and network support services.
  In March 2020, CACI’s team assisted the Army in completing the first deployment of the Integrated Personnel and Pay System-Army (IPPS-A) application to the Army National Guard, bringing the total number of users to more than 340,000. CACI has also begun to build the next release of the IPPS-A application for the Reserve and Active Duty Soldiers, which will increase the number of users to approximately 1,200,000.

Total backlog as of March 31, 2020 was $19.9 billion compared with $14.9 billion a year ago, an increase of 34%. Funded backlog as of March 31, 2020 was $3.0 billion compared with $2.9 billion a year ago, an increase of 3%.

Additional Highlights

  CACI appointed Susan M. "Sue" Gordon to CACI's Board of Directors. Ms. Gordon has served in senior leadership positions across numerous intelligence organizations. She brings more than 30 years of leadership across a broad spectrum of complex issues, most notably in the development of innovative technology and transformative outcomes for the Intelligence Community.
  CACI was honored by The Global M&A Network with two awards for the successful acquisition of LGS Innovations: the M&A Atlas award for Corporate Deal of the Year in the Large Market category for its completion, and the Corporate Growth Dealmaker Award for CACI Executive Vice President and Chief Development Officer Michael Lewis for his role in its execution.
  Fortune magazine recognized CACI as one of the World's Most Admired Companies for 2020, CACI's ninth time appearing on the list. CACI ranked seventh among Information Technology Services companies worldwide.
  CACI named Daniel Walsh, who most recently served as White House Deputy Chief of Staff, a Corporate Strategic Advisor and Senior Vice President to support the development of CACI's national defense and homeland security business strategy. Mr. Walsh will help to enhance CACI's position in the national security market and help to expand key client relationships.

Reiterating FY20 Guidance

CACI’s business continues to perform well despite the COVID-19 pandemic. While there are some impacts and uncertainties as a result of COVID-19, we believe these effects are reflected in our previously-provided guidance ranges. The table below summarizes our FY20 guidance and represents our views as of April 29, 2020.

(in millions except earnings per share)	Current Fiscal Year 2020 Guidance	Previous Fiscal Year 2020 Guidance
Revenue	$5,600 - $5,800	$5,600 - $5,800
Net income	$305 - $325	$305 - $325
Diluted earnings per share	$11.91 - $12.70	$11.91 - $12.70
Diluted weighted average shares	25.6	25.6
Net cash provided by operating activities	at least $430	at least $430

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, April 30, 2020 during which members of our senior management will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World’s Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2020	3/31/2019	% Change	3/31/2020	3/31/2019	% Change
Revenue	$1,465,600	$1,264,958	15.9%	$4,224,461	$3,612,463	16.9%
Costs of revenue
Direct costs	953,630	824,024	15.7%	2,737,378	2,397,633	14.2%
Indirect costs and selling expenses	371,135	324,828	14.3%	1,081,175	859,262	25.8%
Depreciation and amortization	27,159	21,198	28.1%	81,888	58,797	39.3%
Total costs of revenue	1,351,924	1,170,050	15.5%	3,900,441	3,315,692	17.6%
Operating income	113,676	94,908	19.8%	324,020	296,771	9.2%
Interest expense and other, net	14,087	13,466	4.6%	45,612	31,773	43.6%
Income before income taxes	99,589	81,442	22.3%	278,408	264,998	5.1%
Income taxes	19,012	13,297	43.0%	50,659	49,424	2.5%
Net income	$80,577	$68,145	18.2%	$227,749	$215,574	5.6%

Basic earnings per share	$3.21	$2.74	17.2%	$9.11	$8.69	4.8%
Diluted earnings per share	$3.16	$2.69	17.6%	$8.94	$8.50	5.2%

Weighted average shares used in per share computations:
Basic	25,078	24,866		25,012	24,819
Diluted	25,478	25,348		25,481	25,369

Statement of Operations Data (Unaudited)
	Quarter Ended			Nine Months Ended
	3/31/2020	3/31/2019		3/31/2020	3/31/2019
			% Change			% Change
Operating income margin	7.8%	7.5%		7.7%	8.2%
Tax rate	19.1%	16.3%		18.2%	18.7%
Net income margin	5.5%	5.4%		5.4%	6.0%

Adjusted EBITDA*	$141,432	$117,966	19.9%	$410,645	$357,983	14.7%
Adjusted EBITDA Margin	9.7%	9.3%		9.7%	9.9%

* See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization on page 9

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	3/31/2020	6/30/2019
ASSETS:
Current assets
Cash and cash equivalents	$77,156	$72,028
Accounts receivable, net	839,135	869,840
Prepaid expenses and other current assets	158,075	89,652
Total current assets	1,074,366	1,031,520

Goodwill and intangible assets, net	3,829,084	3,772,194
Property and equipment, net	169,378	149,676
Operating lease right-of-use assets	339,292	0
Other long-term assets	134,355	133,453
Total assets	$5,546,475	$5,086,843

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	174,641	118,917
Accrued compensation and benefits	287,570	290,274
Other accrued expenses and current liabilities	270,034	235,611
Total current liabilities	779,165	691,722

Long-term debt, net of current portion	1,464,664	1,618,093
Other long-term liabilities	739,016	405,562
Total liabilities	2,982,845	2,715,377

Shareholders' equity	2,563,630	2,371,466
Total liabilities and shareholders' equity	$5,546,475	$5,086,843

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2020	3/31/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$227,749	$215,574
Reconciliation of net income to net cash provided by operating activities:

Depreciation and amortization	81,888	58,797
Non-cash lease expense	54,493	-
Amortization of deferred financing costs	1,762	1,796
Stock-based compensation expense	22,204	18,351
Deferred income taxes	39,527	(1,193)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	36,433	85,995
Prepaid expenses and other assets	(35,461)	(13,284)
Accounts payable and other accrued expenses	27,638	101,473
Accrued compensation and benefits	(4,522)	(18,536)
Income taxes payable and receivable	(42,383)	(1,945)
Operating lease liabilities	(56,240)	-
Long-term liabilities	4,737	5,813
Net cash provided by operating activities	357,825	452,841

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(54,331)	(29,545)
Cash paid for business acquisitions, net of cash acquired	(102,437)	(1,071,023)
Other	-	1,875
Net cash used in investing activities	(156,768)	(1,098,693)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	(155,190)	693,424
Payment of contingent consideration	(8,700)	(616)
Proceeds from employee stock purchase plans	5,463	4,265
Repurchases of common stock	(5,584)	(4,310)
Payment of taxes for equity transactions	(30,616)	(18,837)
Net cash provided by (used in) financing activities	(194,627)	673,926
Effect of exchange rate changes on cash and cash equivalents	(1,302)	(462)
Net increase in cash and cash equivalents	5,128	27,612
Cash and cash equivalents, beginning of period	72,028	66,194
Cash and cash equivalents, end of period	$77,156	$93,806

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Department of Defense	$1,037,242	70.8%	$887,030	70.1%	$150,212	16.9%
Federal Civilian Agencies	361,320	24.7%	318,374	25.2%	42,946	13.5%
Commercial and other	67,038	4.6%	59,554	4.7%	7,484	12.6%
Total	$1,465,600	100.0%	$1,264,958	100.0%	$200,642	15.9%

	Nine Months Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Department of Defense	$2,965,263	70.2%	$2,540,093	70.3%	$425,170	16.7%
Federal Civilian Agencies	1,067,342	25.3%	898,491	24.9%	168,851	18.8%
Commercial and other	191,856	4.5%	173,879	4.8%	17,977	10.3%
Total	$4,224,461	100.0%	$3,612,463	100.0%	$611,998	16.9%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Cost reimbursable	$852,700	58.2%	$704,627	55.7%	$148,073	21.0%
Fixed price	405,736	27.7%	374,006	29.6%	31,730	8.5%
Time and materials	207,164	14.1%	186,325	14.7%	20,839	11.2%
Total	$1,465,600	100.0%	$1,264,958	100.0%	$200,642	15.9%

	Nine Months Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Cost reimbursable	$2,418,891	57.3%	$2,003,204	55.5%	$415,687	20.8%
Fixed price	1,212,579	28.7%	1,055,384	29.2%	157,195	14.9%
Time and materials	592,991	14.0%	553,875	15.3%	39,116	7.1%
Total	$4,224,461	100.0%	$3,612,463	100.0%	$611,998	16.9%

Revenue Generated as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Prime	$1,344,315	91.7%	$1,153,599	91.2%	$190,716	16.5%
Subcontractor	121,285	8.3%	111,359	8.8%	9,926	8.9%
Total	$1,465,600	100.0%	$1,264,958	100.0%	$200,642	15.9%

	Nine Months Ended
(dollars in thousands)	3/31/2020		3/31/2019		$ Change	% Change
Prime	$3,849,561	91.1%	$3,335,427	92.3%	$514,134	15.4%
Subcontractor	374,900	8.9%	277,036	7.7%	97,864	35.3%
Total	$4,224,461	100.0%	$3,612,463	100.0%	$611,998	16.9%
Selected Financial Data (Continued)

Contract Awards Received (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2020	3/31/2019	$ Change	% Change
Contract Awards	$1,448,035	$2,665,317	$(1,217,282)	-45.7%

	Nine Months Ended
(dollars in thousands)	3/31/2020	3/31/2019	$ Change	% Change
Contract Awards	$8,176,742	$6,512,352	$1,664,390	25.6%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables. Under the MARPA, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company provides net cash provided by operating activities excluding MARPA to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended	Quarter Ended
(dollars in thousands)	3/31/2020	3/31/2019
Net cash provided by operating activities	$120,800	$313,301
Cash used (provided) by MARPA	3,938	(200,000)
Net cash provided by operating activities excluding MARPA	$124,738	$113,301

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense, including depreciation within direct costs, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2020	3/31/2019	% Change	3/31/2020	3/31/2019	% Change
Net income	$80,577	$68,145	18.2%	$227,749	$215,574	5.6%
Plus:
Income taxes	19,012	13,297	43.0%	50,659	49,424	2.5%
Interest income and expense, net	14,087	13,466	4.6%	45,612	31,773	43.6%
Depreciation and amortization expense, including depreciation within direct costs	27,656	21,958	25.9%	83,625	60,912	37.3%
Earnout adjustments	100	1,100	-90.9%	3,000	300	900.0%
Adjusted EBITDA	$141,432	$117,966	19.9%	$410,645	$357,983	14.7%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2020	3/31/2019	% Change	3/31/2020	3/31/2019	% Change
Revenue, as reported	$1,465,600	$1,264,958	15.9%	$4,224,461	$3,612,463	16.9%
Adjusted EBITDA	141,432	117,966	19.9%	410,645	357,983	14.7%
Adjusted EBITDA margin	9.7%	9.3%		9.7%	9.9%

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com